Calculation of Filing Fee Tables
F-3
GSK plc
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Debt	Debt Securities	415(a)(6)	7,400,000,000		$ 6,500,000,000.00			F-3	333-254756	03/15/2023	$ 815,480.00
			Total Offering Amounts:				$ 6,500,000,000.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offering (the "Prospectus") of 4.850% Notes due 2029, 5.000% Notes due 2031, 5.250% Notes due 2033, 5.500% Notes due 2036, 6.000% Notes due 2056 and Floating Rate Notes due 2029 to be issued by GlaxoSmithKline Capital Inc. (together, the "Notes"). The Notes will be fully and unconditionally guaranteed by GSK plc (the "Guarantees"). The maximum aggregate offering price of the Notes is $6,500,000,000. Pursuant to Rule 457(n), no separate fee for the Guarantees is payable. The Notes being offered under this prospectus supplement include unsold securities previously registered pursuant to a Registration Statement on Form F-3 (File Nos. 333-254756, 333-254756-01 and 333-254756-02) filed with the Securities and Exchange Commission on March 26, 2021, as amended by Post-Effective Amendment No. 1 filed on March 10, 2023 and declared effective on March 15, 2023 (the "Prior Registration Statement"). As of the date of this prospectus supplement, the registrants have not sold an aggregate of $7,400,000,000 of the securities registered pursuant to the Prior Registration Statement (the "Unsold Securities"), representing $815,480 in registration fees of such Unsold Securities under the Prior Registration Statement. In accordance with Rule 415(a)(6) under the Securities Act of 1933, as amended, $6,500,000,000 aggregate offering price of the Unsold Securities are being carried forward and included in this prospectus supplement. Accordingly, no registration fee is being paid at this time. Pursuant to Rule 415(a)(6), this "Calculation of Filing Fee" table shall be deemed to update the "Calculation of Filing Fee" table in the current registration statement on Form F-3ASR filed with the Securities and Exchange Commission on March 24, 2024 (File Nos. 333-278205, 333-278205-01 and 333-278205-02) to continue the offering of Unsold Securities initially registered under the Prior Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $6,500,000,000.00. The prospectus is a final prospectus for the related offering.